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                                                               EXHIBIT 10(u)(15)

                          RELIANT ENERGY, INCORPORATED
                                 RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)

                                 Fifth Amendment

                  CenterPoint Energy, Inc., a Texas corporation, formerly Reliant Energy, Incorporated (the "Company"), having reserved the right to amend the Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999, and thereafter amended (the "Plan"), under Section
15.1 of the Plan, does hereby amend the Plan, effective as of the dates specified herein, as follows:

                  1. Effective as of August 31, 2002, the Plan is hereby amended to provide that all references to "Reliant Energy, Incorporated" are deleted and replaced in lieu thereof with "CenterPoint Energy, Inc." and the definition of "Company" in Article I of the Plan is hereby amended to read as follows:

                  "1.15    Company: CenterPoint Energy, Inc., a Texas
         corporation, or a successor to CenterPoint Energy, Inc., in the ownership of substantially all of its assets."

                  2. Effective as of October 2, 2002, the Plan is hereby renamed the CenterPoint Energy, Inc. Retirement Plan, with all references in the Plan amended accordingly, and the definition of "Plan" in Article I of the Plan is hereby amended to read as follow:

                  "1.44    Plan: The CenterPoint Energy, Inc. Retirement Plan,
         as amended and restated effective January 1,1999, including all subsequent amendments thereto."

                  3. Effective as of October 2, 2002, the first sentence in Section 16.1 of the Plan is hereby amended to delete the reference to "Reliant Energy, Incorporated Master Retirement Trust" and replace in lieu thereof with "CenterPoint Energy, Inc. Master Retirement Trust."

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                  4.       Effective as of November 15, 2002, Article VIII of
the Plan is hereby amended to add the following new Section 8.6 thereto:

                  "8.6     2002 Voluntary Early Retirement Program: A Member who
         is an 'Eligible VERP Employee' (as defined below) and who has attained at least age 55 and completed at least 20 years of Service as of December 31, 2002, may elect to participate in the 2002 Voluntary Early Retirement Program adopted by the Company on November 6, 2002 (the '2002 Program'). Any election to participate in the 2002 Program shall be made in writing between November 15, 2002 and December 31, 2002 (or within 45 days of receipt of the 2002 Program materials, including the related form of waiver and release, if later), and shall be in the form and manner prescribed by the Committee, including subsequent execution of said waiver and release, as a condition of eligibility for the 2002 Program. Except as provided below, any Eligible VERP Employee who elects to participate in the 2002 Program shall voluntarily terminate his Service on December 31, 2002, or such earlier date after November 14, 2002 but prior to December 31, 2002, as agreed to by the Employer and the Eligible VERP Employee (as applicable, the 'Termination Date') (or, as described below, voluntarily terminated his Service after August 31, 2002, but prior to November 15, 2002), and shall be eligible to elect to receive the 'Voluntary Early Pension' (as described below) in lieu of any other pension hereunder, which shall be payable in accordance with the provisions of Article XI (including the optional forms of payment), effective as of the Termination Date. Any Eligible VERP Employee who elects to participate in the 2002 Program and who, at the request of his Employer, elects to extend his Service beyond the Termination Date to a later termination date based on a specific business need of his Employer, shall receive the Voluntary Early Pension commencing no earlier than the first day of the month coincident with or next following his actual termination of Service and payable in accordance with the provisions of Article XI in effect as of such later date (with such later date, his Termination Date).

                  For purposes of this Section 8.6, an 'Eligible VERP Employee' is a Member who (i)(A) is an active Employee who is employed by Texas Genco, LP ('Texas Genco') on November 15, 2002, or (B) was an active Employee who voluntary terminated his employment with Texas Genco after August 31, 2002, but prior to November 15, 2002, (ii) is not (or was not as of his termination date) an officer of Texas Genco at the vice president level or above, and (iiii) is not subsequently employed by the Employer or any Affiliate prior to his Termination Date.

                  An Eligible VERP Employee who has elected to participate in the 2002 Program, subject to his execution and delivery without subsequent revocation of the waiver and release required under the 2002 Program, shall be eligible to receive a Voluntary Early Pension commencing on his Termination Date equal to the normal or early retirement Pension for which the Member is eligible (or, in the case of an Eligible VERP Employee who is on Disability Leave of Absence,

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         would have been eligible had his employment continued through the period of disability and terminated on the Termination Date), calculated as set forth in Section 8.1 or 8.2, but adding three (3) deemed years to the Member's age and three (3) deemed years to the Member's Service for all purposes under the Plan (including for purposes of the Grandfathered Benefit under Section 7.6), other than Actuarial Equivalent calculations under Article XI.

                  For purposes of this Section 8.6, to the extent applicable, a Member's Compensation, as provided in Section 1.16, in effect on his Termination Date shall be deemed to continue unchanged during his deemed three (3) years of Service."

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 13th day of November, 2002, but effective as of the dates stated herein.

                                    CENTERPOINT ENERGY, INC.

                                    By /s/ DAVID MCCLANAHAN
                                      ------------------------------------------
                                       David McClanahan
                                       President and Chief Executive Officer

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